CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



         We consent to the incorporation by reference in this Registration Statement of PHSB Financial Corporation on Form S-8 of our report dated January 11, 2002, appearing in the annual report on Form 10-KSB of PHSB Financial Corporation for the year ended December 31, 2001.



/s/S.R. Snodgrass, A.C.




Wexford, Pennsylvania
January 15, 2003